                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(C) or
                 240.14a-12

                            CARREKER CORPORATION
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                       4055 VALLEY VIEW LANE, SUITE 1000
                              DALLAS, TEXAS 75244
                                 (972) 458-1981

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 19, 2001

                            ------------------------

To the Stockholders of
  CARREKER CORPORATION

    The Annual Meeting of Stockholders of Carreker Corporation (the "Company"), a Delaware corporation, will be held in the Kings & Queens Room, The University Club, 13350 Dallas Parkway, 6th Floor, Dallas, Texas, on Thursday, July 19, 2001, at 9:00 a.m. Central Standard Time ("CST"), for the following purposes:

    1. To elect three directors as Class II directors for terms expiring at the Annual Meeting of Stockholders in 2004;

    2. To consider and vote upon a proposal to amend and restate the Company's 1994 Long Term Incentive Plan;

    3. To consider and vote upon a proposal to amend and restate the Company's Director Stock Option Plan;

    4. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent certified public accountants of the Company for the fiscal year ending January 31, 2002; and

    5. To transact such other business as properly may come before the meeting or any adjournment thereof.

    The close of business on May 29, 2001 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

    A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company's operations for the fiscal year ended January 31, 2001, accompany this notice.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE FORM OF PROXY IS ENCLOSED IN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                          By Order of the Board of Directors
                                          MAURICE E. PURNELL, JR.
                                          SECRETARY

May 31, 2001

                                     [LOGO]

                       4055 VALLEY VIEW LANE, SUITE 1000
                              DALLAS, TEXAS 75244
                                 (972) 458-1981

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 19, 2001

                            ------------------------

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished to stockholders of Carreker Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held in the Kings & Queens Room, The University Club, 13350 Dallas Parkway, 6th Floor, Dallas, Texas, on Thursday, July 19, 2001, at 9:00 a.m. Central Standard Time ("CST"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

    This Proxy Statement and form of Proxy are being mailed to stockholders on or about May 31, 2001. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the stockholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A stockholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

    (1) FOR the election of the three nominees listed under "Election of Directors" as nominees of the Company for election as directors;

    (2) FOR the proposal to amend and restate the Company's 1994 Long Term Incentive Plan;

    (3) FOR the proposal to amend and restate the Company's Director Stock Option Plan;

    (4) FOR the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent certified public accountants of the Company for the fiscal year ending January 31, 2002; and

    (5) AT the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the stockholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

    The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
        DIRECTORS, CERTAIN EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

    The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on May 29, 2001. As of May 29, 2001, the Company had issued and outstanding and entitled to vote at the Annual Meeting 21,858,629 shares of Common Stock, par value $.01 per share ("Common Stock"). For a description of the voting rights of the Common Stock, see "Quorum and Voting" herein.

    The following table sets forth information as of May 29, 2001, regarding the beneficial ownership of the Company's Common Stock by each person or group known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company's executive officers named in the Summary Compensation Table below, by each of the Company's directors and by all of its directors and executive officers as a group.

    The information for the five percent owners is derived solely from Forms 13D and 13G filed with the Commission as of April 30, 2001. Except as otherwise noted, the address for each owner is 4055 Valley View Lane, Suite 1000, Dallas, Texas, 75244.

                                                                SHARES OF COMMON
                                                                     STOCK
                                                                  BENEFICIALLY
                                                                   OWNED AND
                                                                 PERCENTAGE OF
                                                               OUTSTANDING SHARES
                                                                     AS OF
                                                                  MAY 29, 2001
                                                              --------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   --------
5% BENEFICIAL OWNERS
Ronald R. Antinori..........................................  1,742,636     7.97%
  238 15th Street, #12
  Atlanta, Georgia 30309
Dreihouse Capital Management, Inc...........................  1,217,349     5.57%
  25 East Erie Street
  Chicago, Illinois 60611

DIRECTORS AND OFFICERS
John D. Carreker, Jr.(1)(2).................................  2,678,336    12.25%
Royce D. Brown(2)(3)........................................    283,179     1.29%
David K. Sias(4)............................................    255,873     1.17%
Wyn P. Lewis(2)(5)..........................................    175,906        *
John S. Davis, Jr.(2)(6)....................................    175,080        *
Richard R. Lee, Jr.(7)......................................    141,777        *
James D. Carreker(8)........................................    138,777        *
James L. Fischer(9).........................................    129,991        *
Robert M. Olson, Jr.(10)....................................     82,044        *
Richard J. Jerrier(11)......................................     46,250        *
Donald L. House(12).........................................     46,849        *
Ronald G. Steinhart(13).....................................          0        *
James R. Erwin(14)..........................................          0        *
Directors and executive officers as a group (15
  persons)(2)(15)...........................................  4,163,339    18.92%

------------------------

*   Less than 1%

 (1) Includes 315,079 shares held in a family limited partnership for which Mr. Carreker is the general partner.

 (2) Includes 68,838, 42,957, 17,240, 11,570 and 156,425 shares of Common Stock held in the Employee Stock Ownership Plan ("ESOP") for the benefit of Messrs. Carreker, Brown, Lewis and Davis, respectively, and all directors and executive officers as a group.

 (3) Includes 62,750 shares held under currently exercisable options.

 (4) Includes 6,000 shares held by Patricia L. Sias, the wife of Mr. Sias, as to which Mr. Sias disclaims beneficial ownership and 7,700 shares held under currently exercisable options. The address for Mr. Sias is 1930 Jelinda Drive, Santa Barbara, California 93108.

 (5) Includes 61,641 shares held under currently exercisable options. Mr. Lewis resigned his position as an officer and director of the Company subsequent to the fiscal year ending January 31, 2001.

 (6) Includes 155,510 shares held under currently exercisable options.

 (7) Includes 20,227 shares held under currently exercisable options. Includes 5,000 shares held by Lee Financial Corporation and 11,576 shares currently held in trust, as to which Mr. Lee disclaims beneficial ownership. Of these shares, 104,974 have been pledged as security for a loan. The address for Mr. Lee is 12201 Merritt Drive, Suite 530, Dallas, Texas 75251.

 (8) Includes 20,227 shares held under currently exercisable options and 6,576 shares held by children of Mr. Carreker and 75,117 shares currently held in trust, as to which Mr. Carreker disclaims beneficial ownership. The address for Mr. Carreker is 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207.

 (9) Includes 2,000 shares held by Elizabeth Fischer, the wife of Mr. Fischer, as to which Mr. Fischer disclaims beneficial ownership and 13,505 shares held under currently exercisable options. The address for James L. Fischer is 7170 Kendallwood, Dallas, Texas 75240.

 (10) Includes 82,044 shares held under currently exercisable options.

 (11) Includes 46,250 shares held under currently exercisable options.

 (12) Includes 46,849 shares held under currently exercisable options. The address for Mr. House is 2480 Spalding Drive, Atlanta, Georgia 30350.

 (13) Mr. Steinhart was elected as a director of the Company effective as of April 13, 2001.

 (14) Mr. Erwin was elected as a director of the Company effective as of May 29, 2001.

 (15) Includes 557,131 shares held under currently exercisable options issued under the Director Plan and Long Term Incentive Plan.

                               QUORUM AND VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of a plurality of the voting power represented at the meeting and entitled to vote is required for the election of directors. The affirmative rate of a majority of the voting power represented at the meeting and entitled to vote is required on all other matters. A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and votes "withheld" are included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Broker non-votes are counted for purposes of determining whether a quorum is present on any particular matter only if authority to vote on the matter is granted by the respective proxy. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate, and have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares. For matters requiring approval by the holders of a specified percentage of the voting power represented at the meeting and entitled to vote, abstentions will have the effect of negative votes but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matters.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation provides for classified directors with staggered terms. The Company currently has authorized nine directors. The directors are divided into three classes and their terms expire as follows: Class I, which currently consists of Messrs. John D. Carreker, Jr., James R. Erwin and Donald L. House, will expire at the Annual Meeting of Stockholders to be held in 2002; Class II, which currently consists of Messrs. James L. Fischer and Richard R. Lee, Jr., will expire at the Annual Meeting of Stockholders to be held in 2003; and Class III, which consists of Messrs. James D. Carreker, David K. Sias and Ronald G. Steinhart, will expire at the Annual Meeting of Stockholders to be held on July 19, 2001. At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third Annual Meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal. Vacancies on the Board of Directors or newly created directorships will be filled by a vote of the majority of the directors then in office and any director so chosen will hold office until the next election of the class for which such director was chosen.

    Three directors will be elected at the Annual Meeting as Class III directors for terms expiring at the Annual Meeting of Stockholders to be held in 2004. The directors will continue to serve until their respective successors are duly elected and qualified. Each of the Board of Directors' nominees currently serves as a director of the Company.

    Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board of Directors named below. If any nominee named below should be unable to serve, the persons named in the enclosed Proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the form of Proxy.

NOMINEES FOR DIRECTORS (THREE YEAR TERMS)

    JAMES D. CARREKER, age 53, has served as a director of the Company since 1984. Mr. Carreker served as Chairman of the Board of Directors of Wyndham International, Inc., a hotel management and leasing company from March 1999 to October 2000. He continues to serve as a director of Wyndham International, Inc. Mr. Carreker served as Chief Executive Officer of Wyndham International, and from January 1998 to June 1999 Mr. Carreker also served as a director of Patriot American Hospitality, Inc. Patriot was a hotel real estate investment trust until it became a wholly-owned subsidiary of Wyndham International in June 1999. Mr. Carreker served as President and Chief Executive Officer of Wyndham Hotel Corporation, a national hotel company from May 1996, and as a director of Wyndham from February 1996, until the merger of Wyndham with Patriot in January 1998. Mr. Carreker also served as President and Chief Executive Officer of Trammell Crow Company, a national real estate company as well as President of Burdines Department Stores, located in Florida. He currently serves as a director of Crow Family Holdings, Outrigger Hotels & Resorts and Pier 1 stores effective June 28, 2001. John D. Carreker, Jr. and James D. Carreker are brothers.

    DAVID K. SIAS, age 63, has served as a director of the Company since October 1993 and has served as a consultant to the Company since November 1993. Mr. Sias also serves as a consultant to other companies.

    RONALD G. STEINHART, age 60, has served as a director of the Company since April 2001. Mr. Steinhart served as Chairman and Chief Executive Officer, Commercial Banking Group of Bank One Corporation from December 1996 until his retirement in January 2000. From January 1995 to December 1996, Mr. Steinhart was Chairman and Chief Executive Officer of Bank One Texas, N.A.

Mr. Steinhart joined Bank One in connection with the merger of Team Bank, which he founded in 1988. Mr. Steinhart serves on the Board of Managers of Compass Variable Accounts, as a Director of NCH Corporation and United Auto Group, Inc., and as a Trustee of Prentiss Properties Trust and MFS/Sun Life Series Trust.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                 THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS

    JOHN D. CARREKER, JR., age 58, has served as Chairman of the Board and Chief Executive Officer of the Company since the Company's formation in 1978, and served as the Company's President from 1978 until July 1997. John D. Carreker, Jr. and James D. Carreker are brothers. His term expires in 2002.

    JAMES R. ERWIN, age 57, has served as a director of the Company since
May 29, 2001. Mr. Erwin has served as Vice Chairman--Texas and Senior Client Executive--Southwest of Bank of America, N.A., since October 1998, was Vice Chairman for Texas and Corporate Finance Executive--West of NationsBank Corp from January 1994 to October 1998, and was Executive Vice President, Manager of Operations and Technology for NationsBank Corp. from October 1991 to January 1994. Mr. Erwin has served as a director of Trammell Crow Company, a diversified real estate service company, since December 1997. On May 10, 2001, Mr. Erwin was elected to the Board of Texas Capital Bancshares, Inc.

    JAMES L. FISCHER, age 73, has served as a director of the Company since 1984. Mr. Fischer retired in 1984 from Texas Instruments Incorporated ("TI"), an electronics manufacturer, where he served in a variety of positions over 29 years. At the time of his retirement, Mr. Fischer served as Executive Vice President and Principal Financial Officer of TI. His term expires in 2003.

    DONALD L. HOUSE, age 59, has served as a director of the Company since March 30, 1998. From January 1993 until December 1997, Mr. House served as Chairman of the Board of Directors of SQL Financials International, Inc. (now known as Clarus Corporation), a developer of electronic commerce application software; Mr. House continues to serve as a director of Clarus Corporation, where he is a member of its audit committee. Mr. House is a director of Eshare Communications, Inc., a provider of automated customer relationship management systems, where he serves as chairman of its compensation committee and a member of its audit committee. He is now Chairman of Ockham Technologies, Inc., a provider of sales management software, and he is on the board of several other private technology companies. His term expires in 2002.

    RICHARD R. LEE, JR., age 53, has served as a director of the Company since 1984. Mr. Lee has served as President of Lee Financial Corporation, a financial advisory firm, since 1975. His term expires in 2003.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of five meetings, or otherwise consented to actions taken in the fiscal year ended January 31, 2001. Each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board on which he served. The Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee are Messrs. Fischer, House and Lee. Mr. House serves as Chairman. Mr. Lee was appointed to the audit committee during the Board of Directors meeting held on March 16, 2001. The members of the Compensation Committee are Messrs. Fischer and Lee. Mr. Fischer serves as Chairman. The Board of Directors does not have a Nominating Committee nor a Stock Option Committee.

    AUDIT COMMITTEE. The Audit Committee is responsible for (i) recommending to the Board the selection of the Company's outside auditors, (ii) reviewing the audit scope and risk assessment process, (iii) reviewing the relationships that may effect the independence of the outside auditors, (iv) reviewing any major internal control or accounting issues of the Company, and (v) reviewing and discussing with management and the outside auditors the annual audited financial statements included in the Company's 10-K as well as the interim financial statements. The Audit Committee met six times during the fiscal year ended January 31, 2001.

    COMPENSATION COMMITTEE. The Compensation Committee is responsible for executive compensation policies and approving compensation payable to executive officers of the Company. The Compensation Committee met five times during the fiscal year ended January 31, 2001.

    DIRECTOR COMPENSATION. Employee directors do not receive compensation for their services as directors. Effective for the Board Compensation Year beginning August 1, 2001, non-employee directors will receive an annual retainer of $12,000, payable quarterly, a fee of $2,000 per board meeting attended, a fee of $650 per committee meeting attended, and a fee of $150 for each chairman attending a committee meeting. Under the Company's Director Stock Option Plan (as amended and described in proposal 3), non-employee directors will be awarded options to purchase Common Stock on the first day of each Board Compensation Year, exercisable at the fair market value of the Common Stock on such date. The number of options awarded shall be determined pursuant to an option pricing formula, so that the fair value of the option award will equal $60,000.

                                  PROPOSAL TWO
            THIRD AMENDED AND RESTATED 1994 LONG TERM INCENTIVE PLAN

    The Board of Directors of the Company, after consultation with an industry benefits consulting firm, has approved an amendment (the "Amendment") to Section 6 of the Amended and Restated 1994 Long Term Incentive Plan (the "1994 Plan") which will make an additional 1,800,000 shares of Common Stock available for issuance pursuant thereto, and has directed that the Amendment to the 1994 Plan be submitted to the stockholders for approval.

    The 1994 Plan was initially adopted in 1994. The 1994 Plan was amended in 1998 to authorize an aggregate of 5,500,000 shares of Common Stock for issuance under the 1994 Plan, increased each fiscal year commencing February 1, 1999, by 229,968 shares. On June 20, 2000 shareholders approved an amendment to the plan making an additional 1,000,000 shares of common stock available for issuance and changing the formula for calculating the annual increase in the number of shares of stock available to two per cent (2%) of the number of shares of stock outstanding as of January 31, 2000. On February 1, 2001 the plan increased by 370,774 shares under the annual increase provision. As of February 1, 2001, the adjusted number of shares of Common Stock authorized for issuance under the 1994 Plan was 7,330,710. As of April 30, 2001, there were 1,231,170 shares of Common Stock remaining available for grant as awards under the 1994 Plan. In the opinion of the Board of Directors, it is appropriate to amend the 1994 Plan to increase the number of shares available for issuance because of the current intentions of the Company to recruit and retain senior management personnel.

    PURPOSE. The purpose of the 1994 Plan is to secure for the Company and its stockholders the benefits arising from stock ownership by selected employees, consultants and non-employee directors of the Company or its subsidiaries as the Board of Directors of the Company, or a committee constituted for such purpose, may from time to time determine. The Company believes that the possibility of participation in the 1994 Plan through receipt of incentive options ("Incentive Options"), nonqualified options ("Nonqualified Options") and shares of the Common Stock of the Company that are restricted ("Restricted Shares") (Incentive Options, Nonqualified Options and Restricted Shares shall be collectively referred to herein as "Stock Options") will provide participants an incentive to perform more effectively and will assist the Company in attracting and retaining people of outstanding talent and ability.

    TERM. The 1994 Plan was initially adopted in 1994 and its duration is unlimited. However, the Board may terminate the 1994 Plan at any time, and no awards of Incentive Options can be made under the 1994 Plan after July 19, 2010.

    ADMINISTRATION. The 1994 Plan is administered by the Board of Directors or the Compensation Committee (the "Committee"). All questions of interpretation and application of the 1994 Plan are determined by the Board of Directors or the Committee, and each Stock Option granted under the 1994 Plan has a term selected by the Board of Directors or the Committee.

    PARTICIPATION. All employees, consultants and non-employee directors of the Company or any subsidiary of the Company are eligible for selection to participate in the 1994 Plan. The Board of Directors or the Committee shall determine from time to time the individuals who are to receive Stock Options under the 1994 Plan. The number of employees participating in the 1994 Plan is approximately 203. During the lifetime of participants, Stock Options shall be exercisable only by the optionee, and no Stock Options will be transferable otherwise than by will or the laws of descent and distribution.

    SHARES OF STOCK AVAILABLE FOR GRANT. A total of 1,231,170 shares of the Company's Common Stock were available for issuance under the 1994 Plan as of April 30, 2001. If the Amendments are approved by the stockholders, a total of approximately 3,031,170 shares of the Company's Common Stock will be available for issuance under the 1994 Plan. The shares may be either authorized and unissued shares or authorized and issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). In the event a Stock Option expires unexercised, is terminated, or is canceled or forfeited, the shares of Common Stock allocable to the unexercised portion of that Stock Option may again be subject to a Stock Option under the 1994 Plan.

    The 1994 Plan provides that in the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares of other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the 1994 Plan, the terms and the number of shares of any outstanding Stock Options, and the purchase price of a share of Stock under Stock Options, may be equitably adjusted by the Board in its sole discretion.

    STOCK OPTIONS. The Committee may designate a Stock Option as an Incentive Option, a Nonqualified Option, or a Restricted Share. The terms of each Stock Option shall be set out in a written option agreement which incorporates the terms of the 1994 Plan.

    The purchase price per share of Common Stock (the "Purchase Price") of a Nonqualified Option may not be less than the par value of a share of Common Stock of the Company. The Purchase Price of an Incentive Option may not be less than 100% of the Fair Market Value (as defined in the 1994 Plan) of the Common Stock on the date of grant, and the Incentive Option may not be exercisable after 10 years from the date of grant. Additionally, the grant of Incentive Options to an employee owning over 10% of the voting Stock of the Company must be at an exercise price of not less than 110% of the Fair Market Value of the stock on the date of grant, and the Incentive Option may not be exercisable after 5 years from the date of grant. The aggregate fair market value of all shares of Common Stock with respect to which Incentive Options are exercisable for the first time by any optionee during any one calendar year shall not exceed $100,000. The purchase price of Restricted Stock will be determined by the Committee on the date the Restricted Stock is granted, and the Restricted Stock will be free of the restrictions at the end of the Performance Period (as defined in the 1994 Plan). On April 30, 2001 the closing price of the Common Stock was $24.46 per share.

    Incentive Options and Nonqualified Options may be exercised by payment of the Stock Option price in cash or, with approval of the Committee, in shares of Common Stock valued at fair market value on the date of exercise. If the Company shall have a class of its Common Stock registered pursuant to Section 12 of the 1934 Act, a holder of Nonqualified Options may also make payment by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sales proceeds necessary to satisfy the option exercise price and any required withholding taxes. Special rules apply which limit the time of exercise of a Stock Option following an employee's termination of employment or upon the occurrence of a "Capital Transaction" (as defined in the 1994 Plan). The Committee may impose additional restrictions on the exercise of any Stock Option.

    AMENDMENT OF THE 1994 PLAN. The Board of Directors may amend, suspend or terminate the 1994 Plan at any time. In the event that the Board of Directors determines that stockholder approval of any amendment to the 1994 Plan is necessary or desirable, then the effectiveness of any such amendment may be conditioned upon its approval by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company. No change may be made in, and no amendment, rescission, suspension or termination of the 1994 Plan shall have an effect on, Stock Options previously granted under the 1994 Plan which may impair or alter the rights or obligations of the holders thereof except with the consent of the optionee.

    CHANGE IN CONTROL. Upon the consummation of a merger or consolidation of the Company with or into another corporation in which the Company is not the survivor, a dissolution of the Company, or a transfer of all or substantially all of the assets or shares of stock of the Company (a

"Capital Transaction"), then (i) if a plan or agreement respecting the Capital Transaction provides for the change, conversion, or exchange of the shares of Common Stock under outstanding and unexercised Options for securities of another corporation, then the Board will adjust the shares of Stock accordingly, or (ii) if there is no plan or agreement respecting the Capital Transaction or if such plan or agreement does not specifically provide for the change, conversion, or exchange of the shares of Common Stock under outstanding and unexercised Stock Options for securities of another corporation, then the Committee will provide the Participant with thirty (30) days written notice of the transaction and the Participant, without the necessity of any further action by the Committee, shall be entitled to purchase, prior to the effective date of the Capital Transaction, the number of Stock Options then vested. The unexercised portion of any Stock Option shall be deemed cancelled and terminated as of the effective date of such transaction. Notwithstanding the foregoing, the Board or the Committee may provide that upon the occurrence of such events as it shall deem appropriate, any or all outstanding Stock Options shall become fully vested and exercisable.

    FEDERAL TAX CONSEQUENCES. The grant of Incentive Options to an employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to an employee if (i) the Incentive Option is exercised by the employee during his employment with the Company or a subsidiary of the Company, or within a specified period after termination of employment, and (ii) the employee does not dispose of shares acquired pursuant to the exercise of an Incentive Option before the expiration of two years from the date of grant of the Incentive Option or one year after exercise and the transfer of the shares to him, whichever is later (the "Waiting Period"). However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the option exercise price is includable in an employee's alternative minimum taxable income in the year of exercise.

    An employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares.

    If an employee sells shares acquired pursuant to the exercise of an Incentive Option after December 31, 1997, the employee will generally recognize a long-term capital gain or loss on the sale if the shares were held for more than twelve (12) months. Under those circumstances, if the employee recognizes a long-term capital gain on the sale, his or her long-term capital gain will be taxed at a maximum rate of 20%. After December 31, 2000, the sale by an employee of shares acquired pursuant to the exercise of an Incentive Option which are held for more than five years will be taxed at a maximum rate of 18%.

    The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.

    The grant of Nonqualified Options under the 1994 Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the Nonqualified Option equal to the excess, if any, of (i) the fair market value of the shares acquired as of the exercise date, over (ii) the exercise price. The income reportable on exercise of a Nonqualified Option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction for its taxable year within which the optionee recognizes compensation income in a corresponding amount.

    Generally, the recipient of an award of Restricted Shares is taxed upon the fair market value of the shares at the date or dates that such shares vest, and the Company is entitled to a deduction at the same time in the same amount.

    STOCKHOLDER APPROVAL REQUIREMENT. The approval of the Amendment requires the affirmative vote of a majority of the shares of Common Stock voting on the matter. Accordingly, abstentions and broker non-votes applicable to shares at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                      RECOMMENDS A VOTE FOR PROPOSAL TWO.

                                 PROPOSAL THREE
                AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN

    The Board of Directors of the Company, after consultation with an industry benefits consulting firm, has approved the restatement of the Carreker Corporation Director Stock Option Plan (the "Director Plan") effective July 19, 2001, and has directed that the restated Director Plan be submitted to the stockholders for approval. In restating the Director Plan, the Board of Directors of the Company approved amendments (the "Amendments") to the Director Plan, which will (i) make an additional 100,000 shares of Common Stock available for issuance pursuant thereto, (ii) provide that, on August 1 of each year, each non-employee director shall be awarded an option to purchase shares of Common Stock of the Company having a fair value (determined pursuant to an option pricing model) equal to $60,000, and (iii) provide that the option shall vest over a one year period following the date of grant, and that the per share option exercise price shall be equal to the fair market value of the Common Stock of the Company. The following description reflects the terms of the restated Director Plan.

    PURPOSE. The purpose of the Director Plan is to encourage ownership in the Company by outside directors whose continued services as directors and consultants are considered essential to the Company's further progress, thereby providing them with an additional incentive to continue as directors of the company. The Director Plan will terminate on July 31, 2011.

    PRINCIPAL FEATURES OF THE DIRECTOR PLAN. The Director Plan provides that options shall be granted automatically to each eligible director on the first business day of the "Board Compensation Year," which is the period from August 1 through July 31. Only directors of the Company who are not employees of the Company are eligible to participate in the Director Plan.

    The per share option price (the "Option Price") under the Director Plan is equal to the fair market value of the Common Stock (the "Market Value") on the date of grant (the "Grant Date"). "Market Value" is the fair market value of the Common Stock at the close of business on the relevant Grant Date, as reported on the Nasdaq National Market.

    The number of option shares granted to an eligible director will be determined by a formula that provides that each director will receive an option equal to the nearest number of whole shares, so that the "fair value" of the option is $60,000. The Director Plan provides that the "fair value" of the option shall be determined by using the Black-Scholes option pricing model, taking into account the exercise price and expected term of the option, the current price of the stock, its expected volatility, the expected dividend yield on the stock, and the risk-free interest rate during the expected term of the option. (The Black-Scholes model was developed as a formula for determining the value of stock options that would be traded publicly. This pricing model is utilized by the Company in preparing its financial statements to account for the fair value of compensatory stock options granted to its employees, as required by FASB Statement No. 123.)

    Each option will vest over the period of one year following the date of grant, 25% per calendar quarter, provided that the director continues to serve as a director of the Company. In addition, upon a merger or other business combination involving the Company, an option will become fully exercisable unless the Company is the surviving corporation in such merger or business combination or provision is made for the continuance and assumption of the option. No option may be exercised after the expiration of 10 years from the date the option was granted.

    Unless limited by the option agreement pursuant to which an option is granted, the option price may be paid upon exercise of an option by delivery of shares of Common Stock, cash or a combination of cash and Common Stock. The shares so delivered will be valued as of the exercise date.

    Options granted under the Director Plan are transferable by the director by will or the laws of descent and distribution and to members of the director's immediate family. After a director's death, the option is exercisable by the director's designee or, in the absence of a designation, the director's legal representative. On April 30, 2001, the closing price of the Common Stock was $24.46 per share.

    SHARES RESERVED UNDER THE DIRECTOR PLAN. A total of 200,000 shares of Common Stock may be issued pursuant to the Director Plan. The Company plans to register the shares under the Securities Act. Upon the exercise of an option, the Company may issue authorized but unissued shares or reissue shares previously repurchased by or on behalf of the Company.

    ADMINISTRATION. The Director Plan is administered by the Company's Compensation Committee.

    ADJUSTMENTS AND TERMINATIONS. The Compensation Committee has the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefore, provided that any such action may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee.

    AMENDMENT. The Board of Directors may suspend or discontinue the plan or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company, no revision or amendment shall increase the number of shares subject to the Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

    FEDERAL INCOME TAX CONSEQUENCES. The grant of options under the Director Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the option equal to the excess, if any, of (i) the fair market value of the shares acquired as of the exercise date, over (ii) the exercise price. Generally, the Company will be entitled to a deduction for its taxable year within which the optionee recognizes compensation income in a corresponding amount.

    The optionee's tax basis in his stock will be equal to the fair market value of the shares on the exercise date. If an optionee sells shares acquired pursuant to the exercise of an option after December 31, 1997, the optionee will generally recognize a long-term capital gain or loss on the sale if the shares were held for more than twelve (12) months. Under those circumstances, if the optionee recognizes a long-term capital gain on the sale, his or her long-term capital gain will be taxed at a maximum rate of 20%. After December 31, 2000, the sale by an optionee of shares acquired pursuant to the exercise of an option which are held for more than five years will be taxed at a maximum rate of 18%.

    RETROACTIVE BENEFITS ANALYSIS. If the amended Director Plan had been in effect on August 1, 1999, based on a $60,000 valuation as described above, the benefits would have resulted in 46,669 options in the aggregate granted to the seven current non-executive directors as a group.

    STOCKHOLDER APPROVAL REQUIREMENT. The approval of the Amendments require the affirmative vote of a majority of the shares of Common Stock voting on the matter. Accordingly, abstentions and broker on-votes applicable to shares at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE FOR PROPOSAL THREE.

                                 PROPOSAL FOUR
                      RATIFICATION OF SELECTION OF AUDITOR

    The Board of Directors has selected Ernst & Young LLP as independent certified public accountants for the fiscal year ended January 31, 2002, and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment of Ernst & Young LLP. Ernst & Young LLP served as the Company's independent certified public accountants since fiscal 1992.

    Fees for the last annual audit were $285,000 and all other fees were $329,000, including audit related services of $167,000 and nonaudit services of $162,000. Audit related services generally include fees for employee benefit plan audits, accounting consultations and SEC registration statements.

    Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     THE RATIFICATION OF ERNST & YOUNG LLP
                 AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF
            THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 31, 2002.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth information regarding our current executive officers.

NAME                                          AGE      POSITION
----                                        --------   --------
John D. Carreker, Jr......................     58      Chairman of the Board, Chief Executive
                                                       Officer and Director
Royce D. Brown............................     52      Vice Chairman of the Office of the
                                                       President, Executive Vice President and
                                                       Managing Director
John S. Davis, Jr.........................     43      Executive Vice President and Managing
                                                       Director
Terry L. Gage.............................     43      Executive Vice President, Treasurer, Chief
                                                       Financial Officer and Assistant Secretary
Robert E. Hall............................     52      President, Revenue Enhancement Division
Michael D. Hansen.........................     48      Executive Vice President and Managing
                                                       Director
Richard J. Jerrier........................     57      Executive Vice President and Managing
                                                       Director
Robert M. Olson, Jr.......................     45      Executive Vice President and Managing
                                                       Director

    JOHN D. CARREKER, JR. has served as our Chairman of the Board of Directors and Chief Executive Officer since our formation in 1978. John D. Carreker, Jr. and James D. Carreker are brothers.

    ROYCE D. BROWN was appointed Vice Chairman of the Office of the President in September 1999 and has served as Executive Vice President and Managing Director since February 1996. From March 1994 to January 1996, Mr. Brown served as Vice President and Managing Director.

    JOHN S. DAVIS, JR. has served as Executive Vice President and Managing Director since April 1997. From February 1996 to April 1997, Mr. Davis served as Senior Vice President and Managing Director. From February 1993 to
January 1996, Mr. Davis served as Director of Sales and Marketing. From
July 1992 to February 1993, Mr. Davis served as a regional sales manager.

    TERRY L. GAGE has served as Executive Vice President, Treasurer and Chief Financial Officer since October 1995 and was elected Assistant Secretary in April 1997. From October 1986 to April 1995, Mr. Gage served as Treasurer and Chief Financial Officer of FAAC Incorporated, a company specializing in technology engineering and consulting services.

    ROBERT E. HALL has served as President of Revenue Enhancement Division since April 2001. From June 2000 to March 2001, Mr. Hall served as Executive Vice President and Managing Director of the EnAct Business Unit at Xchange, Inc. In 1979, Mr. Hall founded ActionSystems and was Chairman and CEO until it was acquired by Xchange, Inc. in June 2000.

    MICHAEL D. HANSEN has served as Executive Vice President and Managing Director since October 2000. From 1998 to September 2000, Mr. Hansen served as the Head of Commercial Services and Executive Vice President and the Managing Director of Commercial Banking of Bank One Corporation. From 1995 to 1998,
Mr. Hansen served as the President of Operations Services of Bank One.

    RICHARD J. JERRIER has served as Executive Vice President and Managing Director since January 1999. From 1993 until December 1998, Mr. Jerrier served as the Senior Vice President and Director of New Business for Atlantic Data Services, a professional services firm that provides project management leadership to the financial services industry.

    ROBERT M. OLSON, JR. has served as Executive Vice President and Managing Director since July 1998. From July 1994 until July 1998, Mr. Olson served as Executive Vice President, Operations & Technology for Magna Group, Inc., a financial services institution.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following information sets forth certain compensation provided to the Company's six most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for each of the last three fiscal years:

                           SUMMARY COMPENSATION TABLE
                      (FISCAL YEAR ENDED JANUARY 31, 2001)

                                                                                                   LONG-TERM
                                                                                                     AWARDS
                                                     ANNUAL COMPENSATION                          ------------
                                           ---------------------------------------                 SECURITIES       ALL OTHER
                                 FISCAL     SALARY     BONUS       OTHER ANNUAL      RESTRICTED    UNDERLYING    COMPENSATION(2)
NAME AND PRINCIPAL POSITION       YEAR       ($)        ($)      COMPENSATION ($)    STOCK ($)    OPTIONS (#)          ($)
---------------------------     --------   --------   --------   -----------------   ----------   ------------   ----------------
John D. Carreker, Jr..........    2000     $487,752         --             --               --       50,000          $  5,004
  Chairman of the Board and       1999     $487,752         --             --               --           --          $  5,000
  Chief Executive Officer         1998     $485,668         --             --               --           --          $  5,000

Richard J. Jerrier............    2000     $350,008   $231,000             --               --       67,500          $  5,250
  Executive Vice President and    1999     $350,000   $206,000        $32,903(1)            --       57,500          $  5,000
  Managing Director               1998           --         --             --               --           --                --

Wyn P. Lewis(3)...............    2000     $355,000   $ 70,000             --               --       25,000          $  5,250
  Director, Vice Chairman of
    the                           1999     $327,502         --             --               --           --          $237,293
  Office of the President,        1998     $308,340         --             --               --           --          $  5,000
  Executive Vice President and
  Managing Director

Royce D. Brown................    2000     $295,000   $ 50,000             --               --       25,000          $  5,250
  Vice Chairman of the Office
    of                            1999     $266,668         --             --               --           --          $  5,000
  the President, Executive
    Vice                          1998     $242,512         --             --               --           --          $  5,000
  President and Managing
    Director

John S. Davis, Jr.............    2000     $290,008   $ 50,000             --               --       40,000          $  5,004
  Executive Vice President and    1999     $261,676         --             --               --           --          $  5,000
  Managing Director               1998     $243,347         --             --               --       35,000          $  5,000

Robert M. Olson...............    2000     $290,008   $ 50,000             --               --       40,000          $  5,004
  Executive Vice President and    1999     $260,006         --             --               --           --          $  5,000
  Managing Director               1998     $125,635         --             --               --      144,091                --

------------------------------

(1) Includes moving expenses for Mr. Jerrier.

(2) Includes Company contributions to the Employee 401(K) Savings Plan on behalf of Messrs. Carreker, Jerrier, Lewis, Brown, Davis and Olson.

(3) Mr. Lewis resigned his position as an officer and director of the Company subsequent to the fiscal year ending January 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of shares granted during the fiscal year ended January 31, 2001.

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                               NUMBER OF                                                              STOCK PRICE
                               SECURITIES         % OF TOTAL                                        APPRECIATION FOR
                               UNDERLYING          OPTIONS             EXERCISE                   OPTION TERM(14) ($)
                                OPTIONS           GRANTED IN          PRICE PER      EXPIRATION   --------------------
NAME                          GRANTED (#)    FISCAL 2000(11) (%)    SHARE(12) ($)     DATE(13)       5%         10%
----                          ------------   --------------------   --------------   ----------   --------   ---------
John D. Carreker, Jr(1)....      40,000               3.5                 9.31         5/25/10    234,200      593,510
John D. Carreker, Jr(2)....      10,000                .9                 9.62         9/15/10     60,500      153,318
Richard J. Jerrier(3)......      22,500               2.0                11.25         3/10/10    159,189      403,416
Richard J. Jerrier(4)......      45,000               3.9                16.38         9/19/10    463,558    1,174,748
Wyn P. Lewis(5)............      20,000               1.7                10.75         5/25/10    135,212      342,655
Wyn P. Lewis(6)............       5,000                .4                16.56         9/15/10     52,072      131,962
Royce D. Brown(7)..........      20,000               1.7                10.75         5/25/10    135,212      342,655
Royce D. Brown(8)..........       5,000                .4                16.56         9/15/10     52,072      131,962
John S. Davis, Jr.(9)......      40,000               3.5                 9.25         4/17/10    232,691      589,685
Robert M. Olson(10)........      40,000               3.5                 9.25         4/17/10    232,691      589,685

------------------------

 (1) The options vest equally in 10,000 share increments over four years beginning May 25, 2001.

 (2) The options vest equally in 2,500 share increments over four years beginning September 15, 2001.

 (3) The options vest equally in 5,625 share increments over four years beginning March 10, 2001.

 (4) The options vest equally in 11,250 share increments over four years beginning September 19, 2001.

 (5) The options vest equally in 5,000 share increments over four years beginning May 25, 2001.

 (6) The options vest equally in 1,250 share increments over four years beginning September 15, 2001.

 (7) The options vest equally in 5,000 share increments over four years beginning May 25, 2001.

 (8) The options vest equally in 1,250 share increments over four years beginning September 15, 2001.

 (9) The options vest equally in 10,000 share increments over four years beginning April 17, 2001.

 (10) The options vest equally in 10,000 share increments over four years beginning April 17, 2001.

 (11) Based on a total of 1,152,307 options granted during the fiscal year ended January 31, 2001. During the fiscal year ended January 31, 2001, 130,105 outstanding options were cancelled.

 (12) The option exercise price for the common stock is based on the fair market value on the date of grant as determined pursuant to the terms of the 1994 Long Term Incentive Plan.

 (13) Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.

 (14) In accordance with the rules of the Commission, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future prices of our common stock.

                         AGGREGATE OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of shares received during the fiscal year ended January 31, 2001 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on January 31, 2001.

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                SHARES                            UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                              ACQUIRED ON                       AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(2)
                               EXERCISE          VALUE        ---------------------------   ---------------------------
NAME                              (#)       REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   ---------------   -----------   -------------   -----------   -------------
John D. Carreker, Jr.......           --              --             --         50,000              --         688,800
Richard J. Jerrier.........           --              --         40,625         84,375         804,731       1,070,719
Wyn P. Lewis...............           --              --         56,641         43,881         950,889         661,374
Royce D. Brown.............           --              --         96,250         44,250       1,925,770         667,569
John S. Davis, Jr..........           --              --        145,510         70,654       3,262,127       1,215,182
Robert M. Olson............           --              --         44,772        139,319         765,345       2,257,870

------------------------

(1) Based on the difference between the option exercise price and the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on the exercise date.

(2) Based on the difference between the option exercise price and the closing sale price of $25.688 of the Company's Common Stock as reported on the Nasdaq National Market on January 31, 2001, the last trading day prior to the closing of the Company's fiscal year ended January 31, 2001, multiplied by the number of shares underlying the options.

                              CERTAIN TRANSACTIONS

    In March 2001 the Company loaned $500,000 to Mr. Robert E. Hall pursuant to a Limited Recourse Promissory Note. Pursuant to the terms of the Note, interest shall accrue annually at a rate of five percent (5%) and all principal and accrued interest is due in full on March 30, 2004.

    The Company has adopted a policy providing that all transactions between the Company and related parties will be subject to approval by a majority of all disinterested directors; and must be on terms no less favorable than those that could otherwise be obtained from unrelated third parties

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee provides advice and recommendations to the Board of Directors concerning the compensation, including base salaries, bonuses and stock option awards under the Company's 1994 Long Term Incentive Plan ("LTIP") for the Named Executive Officers, stock option awards to other eligible employees, employer contributions to the 401K savings plan, and the compensation of the Company's Directors. All decisions made by the Compensation Committee relating to compensation of the Company's executive officers are reviewed by the Board of Directors.

    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Total executive compensation is generally set at levels that the Compensation Committee believes to be consistent with others in the Company's industry, although actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance. The objectives of the Company's executive compensation program are as follows:

    1. Compensate competitively in order to attract, retain and motivate a highly competent executive team dedicated to achieving the Company's mission and strategic plans, which are designed to result in long term growth in shareholder value;

    2. Tie individual compensation to individual and team performance and the success of the Company;

    3. Align executive officers and certain eligible employees' interests with those of the Company by making incentive compensation dependent upon the performance of the Company or the appropriate business unit; and

    4. Align executive officers and certain eligible employees' interests with those of the Company and its stockholders by providing long-term compensation opportunities through participation in the Company's LTIP.

    To achieve these compensation objectives, the Company uses a combination of short term and long-term compensation elements, all of which are based upon the performance of the individual and/ or the performance of the Company or the appropriate business unit. The Compensation Committee is mindful of grants or awards made to the Company's executive officers under the Company's LTIP. The Compensation Committee endorses the position that stock ownership by management and stock based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of shareholder value.

    Section 162(M) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as performance-based compensation does not have to be taken into account for the purposes of this limitation. The Committee does not expect the cash compensation to be paid to any executive officer will exceed the $1,000,000 limit per officer in the foreseeable future. As a result, the Committee has decided at this time to take no action to limit or restructure any elements of the cash compensation paid to any of the Company's executive officers. Should the compensation level of any executive officer approach the $1,000,000 level, the Committee will reevaluate this decision.

    The three (3) principal components of the Company's compensation program are base salary, profit sharing incentive cash bonuses, and long-term compensation.

    BASE SALARY. Base compensation of executive officers is set based on offering competitive salaries in comparison to market salaries. The Company utilizes survey data developed for comparable executive positions in other similar companies in the same industry to establish a minimum, medium and maximum salary and bonus level for each executive position. These ranges may be adjusted from industry averages for factors such as local market conditions or unique aspects, responsibilities or qualifications of the position not believed to be normally associated with the position in other similarly sized companies. Base salary ranges are reviewed annually with a "Salary Year" from April 1 through March 31. A range of percentage increases and a maximum merit increase is established for various performance levels. The base salary position within the range is set after an annual subjective review by the Compensation Committee of performance in areas of the executive's responsibilities. This review includes an evaluation of work performance, achievement of specific goals, position requirements and financial performance of the applicable business unit in relation to expected performance based on the annual plan. Increases in base salary of executive officers, including Named Executive Officers, are consistent with the Company's overall guidelines for other employee salary percentage increases for defined performance levels. These guidelines are revised annually to reflect economic, industry and company factors. Salary increases are not necessarily granted each year. The base salary for each of the Named Executive Officers including Mr. Carreker was initially established in their Offer Letter or Employment Agreement.

    PROFIT SHARING INCENTIVE PLAN. All Named Executive Officers are currently eligible for bonuses under the Company's Profit Sharing Incentive Plan (the "Plan"), which currently has a plan year of February 1 to January 31. The Plan is a performance driven incentive plan. Awards are earned based on actual results compared to pre-established targets. Participants in the Plan are eligible to receive Incentive Awards based on (i) the Company's and business unit's achievement of certain pre-determined corporate and business unit performance target goals, and/or (ii) the Participant's achievement of certain pre-determined individual performance goals. The measurement period for determining whether performance target goals are met is the Company's fiscal year ended January 31 (the "Plan Year"). Employees' salaries and bonus opportunities are adjusted each "Salary Year", which is the twelve-month period ending each March 31. In order to participate in the Incentive Award for fiscal year performance, an employee must remain employed on the last day of the Salary Year following the Plan Year end. Any employee who shall have been designated by the Board shall, during such individual's period of employment, be a Plan Participant. Currently, the Board has designated substantially all full-time employees as Plan Participants, including Mr. Carreker. The Compensation Committee seeks input from the Company management in making awards. Awards under the Plan are made in the form of cash bonuses and stock-based compensation pursuant to the Company's LTIP. An employee may at his or her election substitute any cash award for an equivalent stock-based compensation award.

    LONG TERM COMPENSATION. Under the Company's LTIP which has previously been approved by the stockholders, the Company may grant qualified and non-qualified options to purchase the Company's common stock to the Named Executive Officers and eligible employees of the Company and its subsidiaries. Stock options awarded in the fiscal year ended January 31, 2001 must be exercised within 10 years from the date of grant. Such options for the Named Executive Officers and employees become exercisable under various terms. The number of options granted is individually determined for each Named Executive Officer based on subjective evaluation by the Compensation Committee of the individual's responsibility level and the contribution to the Company. For the fiscal year ended
January 31, 2001, the Board of Directors has elected to award only non-qualified options pursuant to the LTIP.

    EMPLOYEES 401K SAVINGS PLAN. The Company's Employee 401(k) savings plan provides for participation in employer contributions by all eligible employees, including the Named Executive Officers. Employees are eligible to begin participation in the Plan on the first day of the calendar quarter after ninety days of service. The Company currently contributes a percentage (50% during calendar/plan years 2000 and 2001) of each participant's individual deferral to the plan. The Company also has the discretion of making an annual lump sum profit sharing contribution for all eligible employees. This contribution would be made as a percentage of each employee's base salary. Company contributions vest at a rate of 25% for each year a participant earns a year of service. All Company contributions are subject to limitations imposed by the Internal Revenue Code.

    EMPLOYMENT AGREEMENTS. The Company enters into executive employment agreements with certain officers and employees, including some of the Named Executive Officers, from time to time. The Compensation Committee believes the agreements will serve to protect the Company and its stockholders as well as these officers and employees in the event of a threatened or actual change in control of the Company. The agreements are designed to reinforce the officers' and employees' dedication to the Company's best interests before and after such a transaction, and would reduce the likelihood that these officers and employees would leave the Company prematurely. In structuring and deciding upon the level of benefits, the Compensation Committee and Board utilized, among other things, an analysis of competitive practices within the Company's peer group based on public filings.

    JOHN D. CARREKER, JR. The Company is a party to an employment agreement with Mr. Carreker with a term beginning February 1, 1997 extending through January 31, 1999. Pursuant to its terms, the agreement was renewed by Mr. Carreker for additional one-year terms (through January 31, 2002) by giving six months' prior written notice to the Company in 1998, 1999 and 2000. The agreement provides that Mr. Carreker will receive a base annual salary of not less than $450,000 and will be eligible to receive bonuses as determined by the Board of Directors in its sole discretion. The agreement may be terminated at any time by the Board of Directors, with or without cause. Upon termination of the agreement by Mr. Carreker due to a breach on the part of the Company or by the Company without cause, Mr. Carreker will be entitled to receive, on the Company's regular payroll dates and less required withholdings, his salary at the current rate for the remaining term of the agreement.

    OTHER EXECUTIVES. The Company is a party to employment agreements with Messrs. Brown, Lewis, Hansen and Hall. The agreements with Messrs. Brown and Lewis had an initial term extending through March 2001. Mr. Hansen's agreement has an initial term extending through October 2003 and Mr. Hall's agreement has an initial term extending through March 2004. Each of Messrs. Hansen's and Hall's agreements will renew automatically for successive one (1) year terms at the end of the initial period unless either party notifies the other six (6) months in advance of the expiration of the initial or renewal period. Under the agreements each of Messrs. Brown, Lewis, Hansen and Hall receive an annual base salary of not less than $240,000, $300,000, $340,000 and $350,000, respectively
(subject to annual review and discretionary increases), and each is entitled to a bonus of up to seventy percent of his annual base salary on terms no less favorable than those applicable to other high-level officers of the Company in each year of the applicable agreement if the Board of Directors, in its sole discretion, so determines. The agreements may be terminated at any time by the Company with or without cause, and may be terminated by the executive if the Company is in material breach of the applicable agreement. Upon termination by the executive due to a breach on the part of the Company or by the Company without cause, the executive will be entitled to receive, on the Company's regular payroll dates and less required withholdings, his salary at the current rate for the remaining term of the agreement (in addition, under certain circumstances, Messrs. Hansen and Hall would be entitled to receive certain bonus payments).

    FISCAL YEAR ENDED JANUARY 31, 2001 CHIEF EXECUTIVE COMPENSATION. The Chief Executive Officer, Mr. John D. Carreker, Jr., participated during the fiscal year ended January 31, 2001 in the same compensation programs as the other Named Executive Officers with each component of his compensation determined by the Board of Directors according to the same criteria described above. Mr. Carreker's base salary was generally determined in the same manner as other executive officers and was based on the factors listed above. Mr. Carreker's incentive compensation was determined using the same guidelines described in the Profit Sharing Incentive Plan section of this report. The Compensation Committee considers Mr. Carreker's performance during the fiscal year to have been exemplary and granted him 50,000 options during the fiscal year.

                                          Submitted by:
                                          The Compensation Committee of
                                          Board of Directors

                                          James L. Fischer (Chairman)
                                          Richard R. Lee, Jr.

                         REPORT OF THE AUDIT COMMITTEE

    The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended January 31, 2001.

    The audit functions of the Audit Committee are focused on three areas:

    - the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

    - the independence and performance of the Company's internal auditors and independent auditors.

    - the Company's compliance with legal and regulatory requirements.

    We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors. We regularly meet privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. In addition, the committee reviews the Company's financing plans and reports recommendations to the full Board for approval and to authorize action.

    The directors who served on the committee at the conclusion of the fiscal year ended January 31, 2001 are all "Independent" for purposes of the Nasdaq National Market listing standards. In addition, Richard R. Lee, Jr., who joined the Audit Committee on March 16, 2001, is also "Independent" for purposes of the Nasdaq National Market listing standards. That is, the Board has determined that no member of the committee has a relationship to the Company that may interfere with our independence from the Company and its management.

    The Board has adopted a written charter setting out the audit related functions the committee is to perform. You can find a copy of that charter attached to this proxy statement as Appendix A.

    Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

    This year, we reviewed the Company's audited financial statements and met with both management and Ernst & Young LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

    We have received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Based on these reviews and discussions, we recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended
January 31, 2001.

                                          Submitted by:
                                          The Audit Committee of
                                          Board of Directors

                                          Donald L. House, Chairman
                                          James L. Fischer

     COMPENSATION AND OTHER COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Fischer and Lee. As of January 31, 2001, the Audit Committee consisted of Messrs. Fischer and House. Mr. Lee was appointed to the audit committee during the Board of Directors meeting held on March 16, 2001. None of these individuals was at any time during the fiscal year ended January 31, 2001, or any other time, an officer or employee of the Company. No member of the Compensation Committee or Audit Committee serves as a member of the board of directors, compensation committee or audit committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, Compensation Committee or Audit Committee.

                               PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for the Company, the Services Peer Group, the Technology Peer Group, the NASDAQ Composite Index, the Russell 2000 Index and the S&P 600 Index during the period commencing on February 1, 2000 and ending on January 31, 2001. The comparison assumes the reinvestment of all dividends, if any. The Services Peer Group consists of Atlantic Data Services, Charles River Associates and Technology Solutions. The Technology Peer Group consists Cognizant Technology Sol., Fundtech, Ltd., and Pegasystems, Inc.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CARREKER       STANDARD AND POOR'S   RUSSELL        NASDAQ       SERVICES PEER  TECHNOLOGY PEER
         CORPORATION (CANI)  600 SMALLCAP INDEX   2000 INDEX  COMPOSITE INDEX   GROUP INDEX     GROUP INDEX
2/1/00                  100                  100         100              100            100              100
5/1/00               108.64               107.05      103.01            97.68          39.79            69.56
8/1/00               100.62               105.18       98.81            90.96          29.20            51.70
11/1/00              180.55               110.57       98.30            82.27          23.07            51.90
1/31/01              253.70               117.42      100.91            68.43          20.50            58.25

Note: The Stock performance shown above is not necessarily indicative of future price performance.

                                                         2/1/00     5/1/00     8/1/00    11/1/00    1/31/01
                                                        --------   --------   --------   --------   --------
Carreker Corporation (CANI)...........................    100       108.64     100.62     180.55     253.70
Standard and Poor's 600 SmallCap Index................    100       107.05     105.18     110.57     117.42
Russell 2000 Index....................................    100       103.01      98.81      98.30     100.91
Nasdaq Composite Index................................    100        97.68      90.96      82.27      68.43
Services Peer Group Index.............................    100        39.79      29.20      23.07      20.50
Technology Peer Group Index...........................    100        69.56      51.70      51.90      58.25

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Commission and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by Commission rules to furnish the Company with copies of all such forms that they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during the fiscal year ended January 31, 2001 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals to be presented at the 2002 Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, not later than January 31, 2002. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14a-8 of the Securities Exchange Act of 1934.

    Any holder of Common Stock of the Company desiring to bring business before the 2002 Annual Meeting of Stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas, 75244, no later than April 16, 2002.

                                 OTHER MATTERS

    At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                           ANNUAL REPORT ON FORM 10-K

    UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT AND FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2001 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM TERRY L. GAGE, CHIEF FINANCIAL OFFICER, 4055 VALLEY VIEW LANE, SUITE 1000, DALLAS, TEXAS 75244.

                                          By Order of the Board of Directors

                                          MAURICE E. PURNELL, JR.
                                          SECRETARY

Dated: May 31, 2001

                                   APPENDIX A
       AMENDED AND RESTATED CARREKER CORPORATION AUDIT COMMITTEE CHARTER

ORGANIZATION

    This charter governs the operation of the audit committee. The audit committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of a minimum of three directors who are financially literate and independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. At least one member of the audit committee must have accounting or financial management expertise.

STATEMENT OF POLICY

    The audit committee shall provide assistance to the corporate directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation. In discharging its oversight role, the audit committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES

    The primary responsibility of the audit committee is to oversee the financial reporting process on behalf of the board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the audit committee will:

    - Review and recommend to the board of directors the selection of the Company's independent auditors, subject to shareholders' approval. The audit committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately responsible to the board of directors and the audit committee as representatives of the Company's shareholders.

    - Evaluate overall performance of professional services provided by the independent auditors including audit and non-audit services and consider the possible effect on the performance of such services on the independence of the auditors. On an annual basis, the audit committee shall discuss the auditors' independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

    - Receive from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

    - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review the results of such audit, including any comments or recommendations of the independent auditors and any other matters required to be communicated to the, audit committee by the independent auditors under generally accepted auditing standards.

    - Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the Company's system of internal accounting and financial controls of the corporation, including the Company's system to monitor and manage business risk and legal and ethical compliance programs, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the audit committee periodically should review company policy statements to determine their adherence to the code of conduct.

    - Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

    - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

    - Review the financial statements to be included in the annual report to shareholders with management and the independent auditors including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

    - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

    - Review accounting and financial human resources and succession planning.

    - Submit the minutes of all Meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    - Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or new adoptions of, accounting principles and disclosure practices.

    - Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions.

    - Review with management and the independent auditors (prior to filing) the financial statements to be included in the Company's Quarterly Report on Form 10-Q. Also, the audit committee will discuss the results of the quarterly review and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards.

                                   APPENDIX B
                           THIRD AMENDED AND RESTATED
                         1994 LONG TERM INCENTIVE PLAN
                         (AS AMENDED PER PROPOSAL TWO)

    WHEREAS, on October 7, 1994, J.D. Carreker & Associates, Inc. adopted the J.D. Carreker & Associates, Inc. Long Term Incentive Plan, which was approved by its shareholders; and

    WHEREAS, the Board of Directors of Carreker Corporation (successor to J.D. Carreker & Associates, Inc.) (the "Company") approved various amendments to such Plan, which amendments were approved by the stockholders; and

    WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company to amend and restate the plan, effective as of July 19, 2001, subject to the approval of the Company's stockholders, and the plan shall be known as the Carreker Corporation Third Amended and Restated 1994 Long Term Incentive Plan (the "Plan").

    NOW, THEREFORE, the terms of the Plan shall be as follows:

                                   I. GENERAL

1.  PURPOSE. The Plan has been established by the Company to:

    (a) attract and retain employees, consultants and non-employee directors;

    (b) motivate participating employees, consultants and non-employee directors, by means of appropriate incentive, to achieve long-range goals;

    (c) provide incentive compensation opportunities for participating employees, consultants and non-employee directors which are competitive with those of other major corporations; and

    (d) further identify the interests of participating employees, consultants and non-employee directors with those of the Company's other shareholders through compensation alternatives based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

2. EFFECTIVE DATE. The provisions of the Plan originally became effective on October 7, 1994. The Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any awards under it are outstanding; PROVIDED, HOWEVER, that no awards of incentive stock options ("INCENTIVE STOCK OPTIONS") as provided in Section 422 of the Code may be made under the Plan after June 19, 2010. The provisions of the Plan as restated and amended herein shall become effective as of July 19, 2001 (the "EFFECTIVE DATE"), subject to the approval of the holders of a majority of the shares of voting stock of all classes of the Company present, or represented, and entitled to vote at a meeting of its stockholders, or the unanimous written consent of all holders of common stock.

3.  DEFINITIONS. The following definitions are applicable to the Plan.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Committee" means the Compensation Committee of the Board or, if no Compensation Committee is in existence, the entire Board.

    "Disabled" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Board shall be the sole judge.

    "Fair Market Value" of Stock means as of any date, the value of Stock determined as follows:

    (a) If the Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Stock) on the date of grant, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

    (b) If the Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Stock shall be the mean between the bid and asked prices for the Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable; or

    (c) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

    "Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

    "Participant" means any employee, consultant or non-employee director of the Company or any Subsidiary who is selected by the Board to participate in the Plan.

    "Performance Period" has the meaning ascribed to it in Article IV.

    "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

    "Restricted Stock" has the meaning ascribed to it in Article IV.

    "Stock" means Carreker Corporation common stock, $.01 par value.

    "Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of the Plan.

    "Subsidiary" means any corporation during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

4. ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Board. Subject to the provisions of the Plan, the Board will have authority to select employees, consultants, consultants and/or non-employee directors to receive awards of Stock Options and/or Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to cancel or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the respective employee, consultant and/or non-employee director, his or her present and potential contribution to the Company's success, and such other factors as the Board deems relevant. The Board is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any

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
    agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    The Board, in its discretion, may delegate any or all of its authority, powers, and discretion under this Plan to the Committee, and the Board in its discretion may revest any or all such authority, powers, and discretion in itself at any time. If appointed, the Committee shall function as follows: A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

5. PARTICIPATION. Subject to the terms and conditions of the Plan, the Board shall determine and designate, from time to time, the employees, consultants and non-employee directors of the Company and/or its Subsidiaries who will participate in the Plan. In the discretion of the Board, more than one award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under the Plan shall not affect any previous award to the Participant under the Plan or any other plan maintained by the Company or its Subsidiaries.

6. SHARES SUBJECT TO THE PLAN. The shares of Stock with respect to which awards may be made under the Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of paragraph I.10, the number of shares of Stock available under the Plan shall not exceed 9,130,710 shares in the aggregate increased, as of the first day of each fiscal year, commencing February 1, 2002, by that number of shares of Stock equal to two per cent (2%) of the number of shares of Stock outstanding as of January 31, 2000. If, for any reason, any award under the Plan otherwise distributable in shares of Stock, or any portion of the award, shall expire, terminate, or be forfeited or cancelled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award under the Plan.

7. COMPLIANCE WITH APPLICABLE LAWS AND WITHHOLDING OF TAXES. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. If the redistribution of shares is restricted, certificates representing such shares may bear a legend referring to such restrictions. All awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option under the Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Stock pursuant to the exercise of a Stock Option pursuant to the Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code Section 424 (c)) of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code

    Section 422 (a) (1), the employee shall be required to give notice to the Company of such disposition and the Company shall have the right to require the employee to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition.

8. TRANSFERABILITY. Stock Options awarded under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Stock Options may be exercised during the lifetime of the Participant only by the Participant or by his guardian or legal representative.

9. EMPLOYEE, CONSULTANT, NON-EMPLOYEE DIRECTOR AND STOCKHOLDER STATUS. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee, consultant or non-employee director the right to be retained in the employ or as a consultant or non-employee director of the Company or any Subsidiary. No award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock.

10. ADJUSTMENTS TO NUMBER OF SHARES SUBJECT TO THE PLAN. Subject to the following provisions of this paragraph 10, in the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, spilt, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the Plan, the terms and the number of shares of any outstanding Stock Options, and the purchase price of a share of Stock under Stock Options, may be equitably adjusted by the Board in its sole discretion.

11. CAPITAL TRANSACTION. In the event that there shall occur (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than such a merger or consolidation undertaken to reincorporate in another jurisdiction) (for purposes of this Section 11, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Company, or (c) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities (any such transaction being referred to herein as a "Capital Transaction"), then:

    (a) If there is a plan or agreement respecting the Capital Transaction and if such plan or agreement specifically provides for the change, conversion, or exchange of the shares of Stock under outstanding and unexercised Options for securities of another corporation, then the Board shall adjust the shares of Stock underlying such outstanding and unexercised Options (and shall adjust the shares of Stock remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes specific provision therefore) in manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion, or exchange of such shares of Stock and such Options;

    (b) If there is no plan or agreement respecting the Capital Transaction or if such plan or agreement does not specifically provide for the change, conversion, or exchange of the shares of Stock under outstanding and unexercised Options for securities of another corporation, then the Committee shall provide the Participant with thirty (30) days advance written notice of such transaction and the Participant, without the necessity of any further action by the Committee, shall be entitled to purchase, prior to the effective date of such Capital Transaction, the number of Option Shares which are then vested. The unvested or unexercised portion of the Option shall be deemed cancelled and terminated as of the effective date of such transaction.

    Not withstanding the foregoing, the Board or the Committee may provide that upon the occurrence of such events as it shall deem appropriate, any or all outstanding Options shall become fully vested and exercisable.

12. AGREEMENT WITH COMPANY. At the time of any awards under the Plan, the Board will require a Participant to enter into an agreement with the Company in a form specified by the Board, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may, in its sole discretion, prescribe.

13. AMENDMENT AND TERMINATION OF PLAN. Subject to the following provisions of this paragraph 13, the Board may at any time and in any way amend, suspend, or terminate the Plan. No amendment of the Plan and, except as provided in paragraphs 6 and 10, no action by the Board shall, without further approval of the stockholders of the Company, increase the total number of shares of Stock with respect to which awards may be made under the Plan, materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3 or the Code at the time such amendment is adopted. No amendment, suspension, or termination of the Plan shall alter or impair any Stock Option or Restricted Stock previously awarded under the Plan without the consent of the holder thereof.

                          II. INCENTIVE STOCK OPTIONS

1. DEFINITION. The award of an Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

2. ELIGIBILITY. The Board shall designate the Participants to whom Incentive Stock Options, as described in section 422 (b) of the Code or any successor section thereto, are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them. Incentive Stock Options may be awarded only to employees, and not to consultants or non-employee directors. In no event shall the aggregate Fair Market (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

3. PRICE. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Board, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary) or (b) the par value of a share of Stock on such date. The full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash at the time of such exercise or, with the approval of the Board, in shares of Stock, valued at the Fair Market Value per share on the date of exercise. As soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

4. EXERCISE. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date.

5. OPTION EXPIRATION DATE. The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

    (a) the date that is 10 years after the date on which the Incentive Stock Option is awarded (or, if the Participant owns stock possessing more than 10% of the combined voting power of all

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
       classes of stock of the Company or any Subsidiary, the date that is 5 years after the date on which the Incentive Stock Option is awarded);

    (b) the date established by the Board at the time of the award;

    (c) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

    (d) the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated for any other reason.

    All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

                        III. NON-QUALIFIED STOCK OPTIONS

1. DEFINITION. The award of an Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this
    Part III.

2. ELIGIBILITY. The Board shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them.

3. PRICE. The purchase price of a share of stock under each Non-Qualified Stock Option shall be determined by the Board; provided, however, that in no event shall such price be less than the par value of a share of such Stock on such date. The full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash at the time of such exercise or, with the approval of the Board, in shares of Stock, valued at the Fair Market Value per share on the date of exercise. If the Company shall have a class of its Common Stock registered pursuant to
    Section 12 of the 1934 Act, an option holder may also make payment at the time of exercise of an option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes. As soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

4. EXERCISE. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date.

5. OPTION EXPIRATION DATE. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

    (a) the date established by the Board at the time of the award; or

    (b) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

    (c) the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated for any other reason, or the date the Participant ceases to serve as a consultant or non-employee director of the Company for any reason.

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
    All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.

                              IV. RESTRICTED STOCK

1. DEFINITION. A Restricted Stock award is an offer by the Company to sell to an eligible person shares of Stock that are subject to restrictions. The Board will determine to whom an offer will be made, the number of shares of Stock the person may purchase, the price to be paid, the restrictions to which the shares will be subject, and all other terms and conditions of the Restricted Stock award, subject to the following.

2. ELIGIBILITY. The Board shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the award. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person.

3. TERMS AND CONDITIONS OF AWARDS. The purchase price of shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

4. TERMINATION DURING PERFORMANCE PERIOD. If a Participant is terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in shares of Stock, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise.

5. STOCK CERTIFICATE LEGEND. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend;

       "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Carreker Corporation, 1994 Long-Term Incentive Plan and an agreement entered into between the registered owner and Carreker Corporation A copy of such plan and agreement is on file in the office of the Secretary of Carreker Corporation, 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244."

    At the end of the Performance Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

                                   APPENDIX C
                CARREKER CORPORATION DIRECTOR STOCK OPTION PLAN
                        (AS AMENDED PER PROPOSAL THREE)

    WHEREAS, on March 30, 1998, Carreker Corporation (the "Company") adopted the Carreker Corporation Director Stock Option Plan, which was approved by its shareholders; and

    WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company to amend and restate such plan effective as of July 19, 2001, subject to the approval of the Company's stockholders, and the plan shall be known as the Carreker Corporation Director Stock Option Plan (the "Plan").

    NOW, THEREFORE, the terms of the Plan shall be as follows:

SECTION 1. PURPOSE.

    The purpose of this Plan of the Company is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue as directors of the Company.

SECTION 2. ADMINISTRATION.

    The Plan shall be administered by the Compensation Committee (the "COMMITTEE") appointed by the Board of Directors of the Company. Awards of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in section 6 hereof. However, all questions or interpretation of the Plan or of any opinions issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Committee under the Plan may be exercised by any subcommittee so authorized by the Committee.

SECTION 3. PARTICIPATION IN THE PLAN.

    All directors of the Company shall be eligible to participate in the Plan unless they are employees of the Company or any subsidiary of the Company.

SECTION 4. STOCK SUBJECT TO THE PLAN.

    The stock which is made the subject of awards granted under the Plan shall be the Company's Common Stock ("COMMON STOCK"), par value $.01 per share. The total number of shares issuable under the Plan shall not exceed 200,000 shares (subject to adjustment under Section 11). If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

SECTION 5. NON-STATUTORY STOCK OPTIONS.

    All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986.

SECTION 6. TERMS, CONDITIONS AND FORM OF OPTIONS.

    Each option granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve (the "OPTION AGREEMENT"), which agreements shall comply with and be subject to the following terms and conditions:

    a. OPTION GRANT DATES. Options shall be granted automatically to each director on the first business day of the Board Compensation Year (the "date of grant").

        "BOARD COMPENSATION YEAR" shall mean the period from August 1 through July 31, commencing August 1, 2001.

    b. OPTION AWARD. Each director shall be granted an option for shares, exercisable at the "Fair Market Value" of the shares as of the date of grant. The number of shares covered by the option shall be determined by calculating the "Fair Value" of the stock option using the Black-Scholes pricing model, taking into account the exercise price and expected term of the option, the current price of the stock, its expected volatility, the expected dividend yield on the stock, and the risk-free interest rate during the expected term of the option. The Fair Value of the option award shall be equal to $60,000.

        "FAIR MARKET VALUE" shall mean the last sales price of the Company's Common Stock at the close of business on the relevant Grant Date as reported on the Nasdaq National Market.

    c. LIMITED TRANSFERABILITY. Each option granted under the Plan by its terms shall not be transferable by the director otherwise than (i) by will or, if he dies intestate, by the laws of descent and distribution of the state of his domicile at the time of his death, or (ii) to an immediate family member or trust, corporation, partnership or other entity controlled by the director or an immediate family member or in which the director or an immediate family member is a beneficiary, partner, shareholder or member. The term "immediate family member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The transferee of a director shall not have the right to transfer the options transferred to him except by will or, if he dies intestate, by the laws of descent and distribution. A transfer to a minor shall not be permitted except pursuant to the Uniform Transfers to Minors Act or similar legislation. If a director transfers an option he shall immediately notify the Committee in writing of the name and address of the transferee, the number of options transferred and the date the transfer was made. Except as provided above, no option or interest therein may be transferred, assigned, pledged or hypothecated by the director during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

    d. VESTING; TERM OF OPTION. Options shall become vested over the Board Compensation Year on a calendar quarter basis, 25% on October 31, 25% on January 31, 25% on April 30, and 25% on July 31, provided that the director continues to serve as a director on each vesting date. No option shall be exercisable after the expiration of ten (10) years from the date on which such option is granted. Each option shall be exercisable during the entire term of the option; provided, however, that if an optionee dies before exercising any vested options, such options shall remain exercisable for a period of one (1) year following his date of death.

    e. EXERCISE OF OPTION. An option granted hereunder may be exercised only by delivering a written notice to the Company accompanied by payment of the full consideration for such shares as to which such options are exercised. Unless otherwise prohibited by the Option Agreement, such consideration may be paid by delivery of shares of Common Stock or a combination of cash and shares of Common Stock; any such shares shall be valued at the fair market value of such shares on the date of exercise. Options may be exercised in full or in part for whole shares

        (no fractional shares will be issued). The written notice referred to above shall specify the number of shares the optionee then desires to purchase.

        If any option has not been fully exercised on the last day of the term ("expiration date"), and the option exercise price is less than the then current Fair Market Value of the option shares, the unexercised portion of the Option shall be deemed exercised on such expiration date. In such event, shares of Common Stock shall not be issued until the option price and any other required amounts have been paid.

    f. EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. Upon the death of a director, his options shall be exercisable by the person or persons entitled to do so under his will or by written designation filed with the Committee, or, if the director shall fail to make testamentary disposition of said options or shall die intestate, by the director's legal representative or representatives. All such options must be exercised prior to the specified expiration date of such options as provided in Section 6(d). Any exercise by a representative shall be subject to the provisions of this Plan.

    g. PRORATION. In the event an optionee ceases to be a director of the Company for any reason before the full vesting of any option award, such option shall terminate in respect to the nearest whole number of optioned shares that are not vested.

SECTION 7. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

    The Committee shall have the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefore, provided that any such action may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the director.

SECTION 8. ASSIGNABILITY.

    The rights and benefits under this Plan shall not be assignable or transferable by the director excepted as provided herein.

SECTION 9. PLAN TERM.

    The Plan shall remain in effect until July 31, 2011. All options for shares subject to the Plan shall be granted not later than such date.

SECTION 10. LIMITATION OF RIGHTS.

    a. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

    b. NO SHAREHOLDERS' RIGHT FOR OPTIONS. An optionee shall have no rights as a shareholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefore, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

SECTION 11. ADJUSTMENT OF NUMBER OF SHARES.

    In the event that a stock dividend or stock split shall hereafter be declared with respect to the Company's Common Stock, the number of shares of Common Stock then subject to any outstanding option under the Plan and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an outstanding option shall be adjusted by adding to each such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or stock split. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through reorganization, recapitalization or reclassification, then there shall be substituted for each share of Common Stock subject to an outstanding option and for each share of Common Stock reserved for delivery pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities in to which each outstanding share of Common Stock shall be so changed or for which each such share shall be so exchanged. In the event there shall be any change other than as specified above in this Section 11 or in
Section 12 in the outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then the Committee may make such adjustment or change, if any, as it deems equitable in the number or kind of shares or other securities then subject to outstanding options. In the case of any such substitution or adjustment provided for in this Section 11, the option price for each share covered by outstanding options prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 11. No adjustment or substitution provided for in this Section 11 shall require the Company to sell a fractional share, and any fractional share resulting from any such adjustment or substitution shall be eliminated from the option in question.

SECTION 12. BUSINESS COMBINATIONS.

    In the event that, while there remain options outstanding hereunder, there shall occur a dissolution of the Company, a merger or consolidation in which the Company is not the surviving corporation (for such purpose, the Company shall not be deemed the surviving corporation in any such transaction if, as a result thereof, it becomes a wholly owned subsidiary of another corporation) or a transfer, in one or a series of related transactions, of substantially all of the assets of the Corporation:

    (a) If a provision is made in writing in connection with such transaction for the assumption and continuance of any such option, or the substitution for such option of a new substantially equivalent option covering different shares or securities, with appropriate adjustment as to the number and kinds of shares or other securities deliverable with respect thereto, the existing option, or the new option substituted therefore, as the case may be, shall continue in the manner and under the terms provided; or

    (b) If provision is not made in such transaction for the continuance and assumption of any such option or for the substitution of a new substantially equivalent option, then the holder of such option shall be entitled immediately prior to the effective date of any such transaction to purchase the full number of shares covered by such option whether or not then exercisable as to such shares. The unexercised portion of any option shall be deemed cancelled as of the effective date of such transaction.

SECTION 13. EFFECTIVE DATE OF PLAN; SHAREHOLDER APPROVAL.

    The Plan was amended and restated effective July 19, 2001, subject to approval of the Company's shareholders.

SECTION 14. AMENDMENT OF THE PLAN.

    The Board of Directors may suspend or discontinue the plan or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company, no revision or amendment shall increase the number of shares subject to the Plan (except as provided in

Section 11), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

SECTION 15. NOTICE.

    Any written notice to the Company or the Committee required by any provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

SECTION 16. GOVERNING LAW.

    The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Texas and construed accordingly.

                         CARREKER CORPORATION

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            2001 ANNUAL MEETING OF STOCKHOLDERS ON JULY 19, 2001

The undersigned hereby appoints Terry L. Gage, and Maurice E. Purnell, Jr. and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2001 Annual Meeting of Stockholders of Carreker Corporation (the "Company") to be held in Kings & Queens Room, The University Club, 13350 Dallas Parkway, 6th Floor, Dallas, Texas, on Thursday, July 19, 2001, at 9:00 a.m. Central Standard Time ("CST"), and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO AMEND AND RESTATE THE COMPANY'S 1994 LONG TERM INCENTIVE PLAN, FOR THE PROPOSAL TO AMEND AND RESTATE THE COMPANY'S DIRECTOR STOCK OPTION PLAN, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 31, 2002, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.


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

                                               Please mark your
                                               votes as indicated
                                               in this example

        /X/                                              /X/

Item 1. Election of Directors        NOMINEES: James D. Carreker, David K. Sias,
                                               and Ronald G. Steinhart


FOR all nominees      WITHHOLD AUTHORITY to
listed to the         vote for all nominees
right (except as      listed to the right
marked to the
contrary)

  /  /                         /  /

INSTRUCTION: To withhold authority to vote for individual nominees, write their name(s) below.

__________________________________________________________________________


Item 2. Proposal to amend and restate the Company's 1994 Long Term Incentive Plan.

    FOR          AGAINST             ABSTAIN

   /  /           /  /                /  /

Item 3. Proposal to amend and restate the Company's Director
Stock Option Plan

    FOR          AGAINST             ABSTAIN

   /  /           /  /                /  /

Item 4. Proposal to ratify the
appointment of Ernst & Young, LLP as
the Independent Certified Public
Accountants of the Company for the
fiscal year ended January 31, 2002.


    FOR          AGAINST             ABSTAIN

   /  /           /  /                /  /



Item 5. In their discretion, upon
such other matters that may properly
come before the meeting and any
adjournments or postponements thereof.


SIGNATURE ________________________ SIGNATURE ______________________ DATE _______


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